Exhibit 23.3



INDEPENDENT AUDITORS' CONSENT


BOARD OF DIRECTORS
AMNIS SYSTEMS INC.
Palo Alto, California


We consent to the incorporation by reference in this Form 8K-A filing for AMNIS SYSTEMS INC. of our report, dated March 30, 2001 (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-K of Amnis Systems Inc for the year ended December 31, 2000.



/s/  HOOD  &  STRONG  LLP

San  Francisco,  California
August  14,  2002



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